UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

URANIUM STAR CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

1001 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant's Telephone Number, including area code:  (416) 364-7024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Pursuant to a press release disseminated on July 5, 2007, Uranium Star Corp. announced that it had acquired 13 additional claims along the western boundary of its Sagar Property.  These claims have been acquired through staking.  Furthermore, Uranium Star Corp. reported that its Summer 2007 program has completed 11 reverse circulation drill holes and 4 diamond drill holes, and that in excess of 3,500 soil samples have been collected and are continuing to be analyzed onsite.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated July 5, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Registrant)

Date: July 5, 2007

  /s/ J.A. Kirk McKinnon

J.A. Kirk McKinnon

President and Chief Executive Officer

Exhibit 99.1

Uranium Star Corp. OTC Bulletin Board: URST FRANKFURT: YE5

July 5, 2007

Uranium Star Provides Exploration Program Update for the Sagar Property in Northern Quebec

Uranium Star Corp. (OTCBB:URST)(FRANKFURT:YE5) is pleased to provide an update on exploration activities on the Sagar property in Northern Quebec.

In one of the more promising target areas on the property anomalous uranium was detected from soil samples using the InnovXsystems-X50 XRF mobile analyzer.  Subsequent prospecting in the area yielded radiometric readings from 5,000 to greater than 10,000 counts per second (CPS).  Past work has indicated that anomalous gold was also present in the overburden.

This is a significant step forward in defining specific drilling targets on the property.  A reverse circulation (RC) drill has been repositioned to work on this specific target area.  Drilling is currently underway.

In order to protect Uranium Star’s interest in the area, 13 additional claims have been acquired along the western boundary of the Sagar Property.  These claims are adjacent to the highly prospective area described above.

To date, the Summer 2007 program has completed 11 reverse circulation drill holes and 4 diamond drill holes.  In excess of 3,500 soil samples, have been collected and are continuing to be analyzed onsite.

Other target areas on the property have also shown distinctly anomalous situations and will be followed up with either reverse circulation and/or diamond drilling.

The above exploration activity is occurring as scheduled and is designed to identify the potential source area of the Mistamisk Boulder Field as well as other potential sources of gold and uranium mineralization.  This boulder field, which is approximately 500 X 250 meters in size contains many radioactive boulders. In a Virginia Mines report, 70 boulders assayed an average of 1.3% Uranium (U) and 64.9g/t Gold (Au), with values up to 4.11% U and 640 g/t Au.

Kirk McKinnon, President and CEO of Uranium Star, commented that “We have always believed that where there is smoke, there should be fire.  We are now just beginning to see some indications of flame at the Sagar property.”

ABOUT THE COMPANY
Uranium Star Corp. is a rapidly emerging uranium exploration company with assets in Northern Quebec and Arizona. Its shares are traded on the OTCBB under the symbol URST, as well as the Frankfurt Exchange under the symbol YE5. The Company continues to focus on high priority uranium property acquisition and exploration in order to participate in meeting the significant and increasing demand for uranium as an alternative energy source.

QUALIFIED PERSON

Craig Scherba, PGeo, is the qualified person on the project and supervised the preparation of the technical information in this release.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

CONTACT INFORMATION

The Buick Group
Jon Ruby
Toll Free: 1-877-748-0914
Email: jruby@buickgroup.com

or

Uranium Star Corp.
Kirk McKinnon
President and CEO
(416) 364-4986 or 1-800-818-5442

or

Uranium Star Corp.
Richard Schler
Vice President and CFO
(416) 364-4986 or 1-800-818-5442
Website: www.uraniumstar.com